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                                                                 EXHIBIT 10(b)

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT made as of this 1st day of July, 2000 (the "Agreement") by and between Alliance Pharmaceutical GmbH, a German corporation (the "Company") and Jean Riess, whose address is Les Giaines, 06950 Falicon, France, ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain Consultant as an independent contractor to provide international consulting services in the area of pharmaceutical drug development and regulatory filing, especially in flurocarbon derived pharmaceuticals and other services as requested from time to time (collectively, the "Consulting Services"), and Consultant desires to serve in such capacity, during the period and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

         1. TERM. The term of this Agreement shall commence on the date hereof and continue until June 30, 2001, and can be extended by the mutual agreement of the parties.

         2. CONSULTING SERVICES. During the term of this Agreement, Consultant shall devote adequate time and attention to performance of the Consulting Services as reasonably necessary, or as requested by the Company. The Consulting Services shall be conducted in accordance with all applicable laws, rules and regulations and industry standards.

         3. COMPENSATION. The Company shall pay the Consultant such amounts as the parties will agree for Consulting Services rendered. Such fee shall accrue and be payable promptly upon presentation of periodic invoices. All reasonable out-of-pocket expenses incurred by Consultant in connection with the Consulting Services hereunder shall be reimbursed by the Company.

         4. TERMINATION. Either party shall have the right to terminate this Agreement at any time upon ten (10) days written notice to the other party. All obligations in Sections 5 and 6 herein shall survive any termination or expiration of this Agreement. Consultant agrees to return all Confidential Information and copies thereof upon termination. Notwithstanding anything to the contrary contained herein, the obligations of the Company to pay the compensation in Section 3 shall be terminated automatically upon the first to occur of any of the following events:

                  (a) Consultant shall willfully breach any of the provisions of this Agreement.

                  (b) Consultant shall commit any fraud, embezzlement or other act of dishonesty against the Company.

         5. CONFIDENTIALITY. Consultant recognizes that the Company and its subsidiaries and affiliated corporations (herein collectively referred to as the "Company") and its customers, corporate partners or others (herein collectively referred to as "Related Parties"), own certain confidential information, including but not limited to, secret or confidential data, proprietary information, trade secrets, technology, formulae, processes, procedures, scientific studies,


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regulatory submissions, business plans, information and the like, whether all of the same be in writing or not (all of which is referred to as "Confidential Information"). Consultant acknowledges that the Company has disclosed or may disclose to Consultant portions of Confidential Information of the Company or Related Parties, and agrees to maintain the confidential status of such Confidential Information. Consultant further agrees not to use such Confidential Information except in pursuit of Consultant's duties hereunder or to disclose the same to persons not authorized in writing by the Company to receive such Confidential Information. Consultant will not make and will take all reasonable steps necessary to prevent unauthorized parties from making any copies, abstracts or summaries of any of the Confidential Information except in pursuit of Consultant's duties hereunder and for the sole use and account of the Company.

         6. INVENTIONS. Consultant will disclose promptly and in writing to the Company, all ideas, concepts, formulae, processes, procedures, inventions, software, devices or improvements, whether or not patentable or copyrightable, related in any manner to the work or other activities carried on by the Company ("Inventions") which Consultant, alone or with others, may conceive or reduce to practice during the term of Consultant's provision of Consulting Services to the Company. Consultant agrees to assign, transfer, convey and deliver to the Company, and hereby does assign, transfer and convey to the Company, all right, title and interest in and to all Inventions required to be disclosed by Consultant to the Company under this Agreement and all patents and patent applications (including continuations, continuations-in-part, divisions, reissues, renewals and extensions) and all copyrights and copyright applications for all countries relating to such Inventions. Consultant will, during the term of this Agreement and at any time thereafter, execute all papers and perform all acts and cooperate with the Company and its counsel in any other way which, in the sole view of the Company, is necessary and proper to make this provision effective. All reasonable expenses in connection with the obligations of Consultant under this Section 6 shall be borne by the Company or its nominee.

         7. RELATIONSHIP. The relationship between the Company and Consultant in the performance of Consulting Services under this Agreement shall be that of independent contractors, and nothing herein shall be construed to create a relationship of principal and agent, employer and employee, joint venturers, co-partners or any other similar relationship between the Company and Consultant. Neither party hereto shall be liable in any way for any engagement, obligation, liability, contract, representation or warranty of the other party to or with any third party or purchasers whomsoever.

         8. ASSIGNABILITY AND BINDING EFFECT. The obligations of Consultant may not be delegated, and Consultant may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any rights hereunder, and any attempted delegation or disposition shall be null and void and without effect.

         9. GENERIC DRUG ENFORCEMENT ACT OF 1992. Consultant represents that it has never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Action of 1992. Consultant represents that it has never been and, to the best of its knowledge after due inquiry, has ever been (a) threatened to be debarred or (b) indicted for a crime or otherwise engaged in conduct for


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which a person can be debarred, under Section 306(a) or (b). Consultant agrees that it will promptly notify each Client in the event of any such debarment, conviction, threat or indictment.

         10. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of the provisions contained in this Agreement.

         11. SEVERABILITY. The invalidity of all or any part of any provision of this Agreement shall not invalidate the remainder of this Agreement or the remainder of any section which can be given effect without such invalid provision.

         12. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement between Consultant and the Company with respect to the acceptance by the Company of the consulting and advisory services of Consultant and supersedes all prior agreements, arrangements and understandings. This Agreement may not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Germany. Consultant acknowledges that improper disclosure of Confidential Information or breach of other obligations herein could cause irreparable harm to the Company, and agrees that the Company may seek injunctive relief to enforce the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ALLIANCE PHARMACEUTICAL GMBH           CONSULTANT



By:                                    By:
    --------------------------             --------------------------
    H. Joerg Limmer                        Jean Riess





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